                                                                    Exhibit 23.3


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement on Form S-11 (File No. 333-47887) of Clarion Commercial Holdings, Inc. of our report dated May 19, 1998 appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.



DELOITTE & TOUCHE LLP
New York, New York
May 19, 1998